EXHIBIT 10.1

CONTRACT OF SALE

TRB CHATTANOOGA LLC

- Seller -

FREEMAN WEBB INVESTMENTS, INC.

- Purchaser -

as of April 17, 2008

Marina Pointe Apartments
5750 Lake Resort Drive
Chattanooga, Tennessee

TABLE OF CONTENTS

Page:
1. Purchase Price

2. Escrow

3. Premises Sold "As Is"

4. Leases

5. Title

6. Acceptance of the Deed

7. Inspections

8. No Financing Contingency

9. Authorization of Purchaser and Seller

10. Included Premises .

11. Closing Costs

12. Closing Date

13. Closing Documents

14. Preclosing Obligations of Seller

15. Condemnation

16. Casualty

17. Assignment

18. Brokers

19. Section 1031 Tax Deferred Exchange

20. OFAC Matters

21. Miscellaneous

i

CONTRACT OF SALE

This CONTRACT OF SALE (this "Contract") is made and entered into as of the 17th day of April, 2008 by and between TRB Chattanooga LLC, a Tennessee limited liability company having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Seller"), and Freeman Webb Investments, Inc., a Tennessee corporation having an office at 555 Great Circle Road, Suite 100, Nashville, Tennessee 37228-1310 ("Purchaser").

WITNESSETH:

WHEREAS, Seller is the current owner of the property known as the Marina Pointe Apartments, 5750 Lake Resort Drive, Chattanooga, Tennessee and more particularly described on Exhibit A attached hereto (the "Premises"); and

WHEREAS, Seller wishes to sell and Purchaser wishes to acquire the Premises in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase Price. Seller agrees to sell and Purchaser agrees to acquire the Premises for the sum of $27,300,000.00 payable as follows:

$300,000.00 within three (3) business days after the execution and delivery of this Contract of Sale as the nonrefundable (except as specifically set forth herein) Downpayment (hereinafter defined), by wire transfer to the order of First American Title Insurance Company, as escrow agent (“Escrow Agent”), which sum shall be held in escrow pursuant to the terms hereof; and

$27,000,000.00, at the Closing, by wire transfer of immediately available funds to an account designated by Seller.

2. Escrow. Within three (3) business days after the execution of this Contract of Sale, Purchaser will deliver to Escrow Agent a wire transfer in the amount of $300,000.00 as the downpayment (the "Downpayment"). Escrow Agent shall deposit the Downpayment into an interest-bearing account(s) maintained at a federally insured financial institution(s). Escrow Agent shall deliver the Downpayment in accordance with this Contract of Sale, or a joint instruction signed by Seller and Purchaser, or separate instructions of like tenor signed by Seller and Purchaser, or a final judgment of a court of competent jurisdiction. Escrow Agent hereby is authorized and directed to deliver the Downpayment to Seller if, as and when title closes. If Escrow Agent shall receive a written request by one party for the release of the Downpayment other than as specifically authorized above, Escrow Agent will give a copy thereof to the other party. If Escrow Agent shall not receive an objection from the other party within five (5) business days, then Escrow Agent shall so release the Downpayment. Provided, however, in the event that Purchaser requests release of the Downpayment as a result of Purchaser terminating this Contract prior to the end of the Due Diligence Period, no consent or approval from the Seller is necessary and the Downpayment shall be immediately returned to Purchaser. If Escrow Agent receives an objection, then Escrow Agent shall continue to hold the Downpayment in accordance with the terms hereof. Escrow Agent at any time may deposit the Downpayment with a court of competent jurisdiction, and upon notice to Seller and Purchaser of such deposit, Escrow Agent shall have no further responsibility or liability hereunder. Escrow Agent may act upon any instruction or other writing believed by Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons. Except as otherwise noted herein, any interest or income thereon shall be paid to the party entitled to receive the Downpayment; provided that if Seller shall receive the interest at Closing then such interest shall serve as a credit against the purchase price. If Purchase fails to make the deposit of the Downpayment as required hereunder, this Contract shall terminate and neither party shall have any further obligations hereunder to the other.

Seller and Purchaser acknowledge that Escrow Agent is merely a stakeholder, and that Escrow Agent shall not be liable for any act or omission unless taken or suffered in bad faith, in willful disregard of this Contract of Sale or involving gross negligence. Escrow Agent shall not be liable for the failure of the institution(s) in which the Downpayment has been deposited or for establishing accounts in excess of applicable guaranty limits. Seller and Purchaser agree to indemnify and hold Escrow Agent harmless from and against any reasonable costs, claims or expenses incurred in connection with the performance of the Escrow Agent's duties hereunder, unless such costs, claims or expenses were occasioned by Escrow Agent's bad faith or its willful disregard of this Contract of Sale.

Escrow Agent shall not be bound by any agreement between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof, and Escrow Agent's only duties and responsibilities shall be to hold, and to dispose of, the Downpayment and interest earned thereon in accordance with this Contract of Sale. Escrow Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect to any action taken or omitted by Escrow Agent hereunder in good faith and in reliance upon such opinion.

All instructions or notices given to the Escrow Agent shall be in writing and delivered in accordance with the requirements of this Contract of Sale. For purposes of this paragraph, such instructions and notices shall be deemed delivered on the date of delivery, if by hand, or on the date of mailing if mailed, except that no instruction or notice to Escrow Agent shall be deemed effectively delivered to Escrow Agent until actual receipt thereof by Escrow Agent.

3. Premises Sold "AS IS". A. PURCHASER EXPRESSLY UNDERSTANDS AND AGREES AND ACKNOWLEDGES THAT SELLER WOULD NOT HAVE ENTERED THIS CONTRACT OF SALE WITHOUT THE EXPRESS PROVISIONS OF THIS PARAGRAPH 3. IN PARTICULAR, PURCHASER ACKNOWLEDGES THAT SELLER ONLY RECENTLY ACQUIRED THE PREMISES BY DEED IN LIEU OF FORECLOSURE AND THEREFORE SELLER IS BOTH UNWILLING AND UNABLE TO MAKE ANY MORE REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES THAN THE ONES SET FORTH IN THIS CONTRACT OF SALE AND THOSE CONTAINED IN THE CLOSING DOCUMENTS TO BE DELIVERED PURSUANT TO SECTION 13 HEREOF. IT IS UNDERSTOOD THAT THE PREMISES AND ALL IMPROVEMENTS AND FIXTURES SHALL BE DELIVERED "AS IS", “WHERE IS” IN THEIR PRESENT CONDITION AND WITH ALL FAULTS, SUBJECT TO REASONABLE WEAR AND TEAR AND DETERIORATION BETWEEN NOW AND THE CLOSING DATE. SELLER SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE PREMISES. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS HEREIN SPECIFICALLY SET FORTH, NEITHER SELLER NOR ANY OF ITS REPRESENTATIVES, EMPLOYEES, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, MEMBERS, PARTNERS, COUNSEL OR AGENTS HAS MADE OR WILL IN THE FUTURE MAKE ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION, STATE OF REPAIR, TENANCY, INCOME, EXPENSES OR OPERATION OF THE PREMISES. EXCEPTING ONLY THOSE REPRESENTATIONS (IF ANY) SPECIFICALLY SET FORTH IN THIS CONTRACT OF SALE, PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS WHETHER ORAL OR WRITTEN IN ITS DECISION TO ACQUIRE THE PREMISES IN ACCORDANCE WITH THE TERMS HEREOF.

IN PARTICULAR, EXCEPT AS HEREIN SPECIFICALLY SET FORTH, SELLER HAS NOT MADE (AND IS UNWILLING TO MAKE) ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES IN RESPECT OF (I) THE PHYSICAL CONDITION OF THE PREMISES (INCLUDING, WITHOUT LIMITATION, IN RESPECT OF THE PRESENCE, NON-PRESENCE OR CONDITION OF HAZARDOUS MATERIALS (HEREAFTER DEFINED), (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PREMISES WITH ANY PLANS OR SPECIFICATIONS OR WITH APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO THE PROTECTION OF THE ENVIRONMENT OR THE HEALTH, SAFETY, ACCESSIBILITY OR WELFARE OF EMPLOYEES, WORKERS OR GUESTS TO THE PREMISES (INCLUDING BUT NOT LIMITED TO THE OCCUPATIONAL SAFETY AND HEALTH ACT, AS AMENDED, AND THE AMERICAN WITH DISABILITIES ACT, AS AMENDED)), (III) THE REVENUES, INCOME OR EXPENSES OF THE PREMISES, (IV) THE ADEQUACY OR INADEQUACY OF THE UTILITIES, IF ANY, PROVIDED TO THE PREMISES, (V) THE ZONING OF THE PREMISES OR (VI) ANY OTHER MATTER WHATSOEVER AND WHETHER OR NOT CONCERNING THE PREMISES. PURCHASER ACKNOWLEDGES THE FOREGOING AND WARRANTS AND REPRESENTS THAT IT (OR ITS PRINCIPAL OFFICER IF PURCHASER SHALL BE AN ENTITY) HAS HAD SUFFICIENT TIME AND OPPORTUNITY (OR THAT THIS CONTRACT OF SALE PROVIDES FOR SUFFICIENT TIME AND OPPORTUNITY) TO INSPECT THE PREMISES AND OTHER MATTERS DEEMED IMPORTANT TO PURCHASER, THAT IT (OR ITS PRINCIPAL OFFICER IF PURCHASER SHALL BE AN ENTITY) IS EXPERIENCED IN OWNING REAL PROPERTY SIMILAR TO THE PREMISES AND THAT IT IS REPRESENTED BY ADVISORS AND COUNSEL OF ITS CHOOSING.

For purposes hereof, “Hazardous Wastes” shall mean and refer to explosives, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground storage tanks, hazardous materials, toxic substances, hazardous wastes, hazardous substances, mold, petroleum, petroleum based materials or any other materials or substances which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), or any other applicable federal, state or local laws.

B. As of the expiration of the Due Diligence Period, Purchaser will have, or will have had ample opportunities to have:

(i) Examined and inspected the Premises and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Premises in all respects, and by proceeding with this transaction following the expiration of the Due Diligence Period will be deemed to have determined that the same is satisfactory to Purchaser in all respects;

(ii) Reviewed the Lease(s) and all other premises information and all other instruments, records and documents which Purchaser deems appropriate or advisable to review in connection with this transaction, and Purchaser, by proceeding with this transaction following the expiration of the Due Diligence Period, will be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Purchaser in all respects;

(iii) Reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Premises and the conformance and non-conformance of the Premises with same, and Purchaser, by proceeding with this transaction following the expiration of the Due Diligence Period, will be deemed to have determined that the same are satisfactory to Purchaser;

(iv) Investigated, examined and approved the presence or absence of Hazardous Materials, in, on or under the Premises, which investigations, examinations or audits shall be performed or arranged by Purchaser, at Purchaser’s sole expense, prior to the end of the Due Diligence Period;

(v) Investigated, examined and approved the quality, nature, adequacy and physical condition and aspects of the Premises, including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Premises;

(vi) Investigated, examined and approved the quality, nature, adequacy, and physical condition of soils, geology and any groundwater;

(vii) Investigated, examined and approved the existence, quality, nature, adequacy and physical condition of utilities serving the Premises;

(viii) Investigated, examined and approved the zoning or other legal status of the Premises or any other public or private restrictions on use of the Premises; and

(ix) Investigated, examined and approved the compliance and non-compliance of the Premises or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity.

C. By closing this transaction without further documentation, Purchaser, on behalf if itself and all of its officers, directors, members, managers, trustees, beneficiaries, shareholders, employees, representatives, successors and assigns, and their affiliates (collectively, the “Releasors”), will automatically be deemed to have waived and relinquished any and all claims, rights and remedies Releasors may now or hereafter have against Seller, its successors, assigns, officers, directors, members, managers, trustees, beneficiates, shareholders, employees, representatives, and their respective successors, assigns and affiliates (the “Seller Parties”), whether known or unknown, which may arise from or be related to this Contract of Sale or in any manner related to the Premises (including without limitation any past, present or future presence or existence of Hazardous Materials on, under or about the Premises, any past present or future violation of any rules, regulations or laws, now or hereafter enacted relating to the Premises, the physical or structural condition of the Premises, the financial performance of the Premises or any other matter or claim in any manner related to this Contract of Sale or the Premises); provided, however, that the release contained herein shall not be deemed to void the effect of any representations or warranties of Seller specifically contained in this Contract of Sale which representations or warranties by their terms are specifically set forth to survive Closing, or to release Seller Parties from any liabilities they may have under the closing documents delivered under Section 13 of this Contract. This section shall survive the Closing and the recordation of the deed and will not be deemed merged into the deed upon its recordation. If requested by Seller, Purchaser agrees to execute a separate release and waiver at the Closing confirming and acknowledging the foregoing.

D. Purchaser acknowledges that Seller may have  information concerning the condition of the property, including information about its environmental and/or structural condition including possibly prior environmental or structural inspection reports. Purchaser also specifically acknowledges that Seller is under no obligation or duty to disclose such information to Purchaser, other than as specifically agreed to herein, and that Purchaser is not entitled to and does not expect any such disclosure other than as specifically agreed to herein. Purchaser acknowledges that Seller does not wish to expose itself to any potential claims (including without limitation that any such information (including without limitation environmental and building condition reports) is in any manner deficient or that the information disclosed is not all of the relevant information that Seller may have on the matter) and Purchaser agrees that it has or will be having its own environmental and structural reports commissioned by licensed and insured consultants chosen by Purchaser and that Purchaser will be relying solely on those reports in making any assessments or conclusions as to the environmental and/or physical condition of the Premises. Purchaser agrees that Seller shall have no obligation to provide any information regarding the environmental or physical condition of the Premises but in the event that Seller should provide any such information (notwithstanding that Seller has no obligation to do so), Purchaser acknowledges that any such information may not be all such information available to Seller on any particular topic. Purchaser hereby waives any claim against Seller and the Seller Parties related to any such information, except for any claims arising out of the breach of any representations and warranties specifically set forth herein (including without limitations claims that such information is wrong, is inaccurate, is incomplete or that Seller knew or should have known that such information is wrong, is inaccurate and/or is incomplete).

E. [INTENTIONALLY DELETED]

F. This Section shall survive the Closing or earlier termination of this Contract of Sale.

4. Seller Representations. A. Seller warrants and represents that attached hereto as Exhibit B is a copy of a rent roll for the Premises which is materially true and correct as of the date thereon. Seller represents and warrants that it will make available to Purchaser during the Due Diligence Period, copies or originals of all lease files in its possession or in possession of the management company. However, since Seller has only recently acquired the Premises by deed-in-lieu of foreclosure Seller makes no representations or warranties that the lease files it possesses are complete or accurate. Seller represents and warrants that it has no knowledge of any leases other than as disclosed to Purchaser on Exhibit B, and that there are no written or oral agreements with tenants, to its knowledge, other than as disclosed on Exhibit B.

B.  Except as may be listed on Exhibit C attached hereto, Seller warrants and represents that to its knowledge no tenant at the Premises is in monetary default.

C. Seller warrants and represents that Seller has not nor will it in the future collect rent more than thirty (30) days in advance, nor does it have any knowledge that there are rents that have been prepaid more than thirty (30) days in advance except as may be specifically listed on Exhibit B and identified as prepaid rents.

D. Seller warrants and represents that it has no knowledge that there are any service contracts pending in respect of the Premises that are not terminable on thirty (30) days or less notice, except those which Seller will disclose to Purchaser during the Due Diligence Period.

E. Seller warrants and represents that there are no employees at the Premises who Purchaser would be responsible for following Closing.

F. As of the date hereof, Seller warrants and represents that it has no knowledge of any pending or contemplated condemnation proceedings affecting the Premises or any part thereof.

G. Seller warrants and represents that it has not received, nor to its knowledge have there been issued, any notices of non-compliance of the Premises or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity, which have not been fully and duly complied with.

H. Seller warrants and represents that, to the best of its knowledge, any and all state, federal, and municipal payroll taxes, including, but not limited to, unemployment taxes, due for employees of the Property have been properly paid and will continue to be properly paid prior to Closing.

I. The warranties and representations contained in this Section 4 shall survive the Closing for a period of six (6) months.

5. Title. A. Purchaser agrees to promptly order a commitment for title insurance from Escrow Agent. Seller agrees to promptly furnish to Purchaser an updated ALTA survey of the Premises. Purchaser shall have until the end of the Due Diligence Period to notify Seller in writing of any objections it may have to said title commitment or survey, otherwise Purchaser shall be deemed to have waived any objections it may have to Seller's title to the Premises and shall be required to close on its acquisition of the Premises without offset or abatement. Purchaser agrees to take title if insurable by Escrow Agent at standard premiums and subject only to the Permitted Exceptions (hereafter defined). If Purchaser shall timely notify Seller of a defect in Seller's title or survey, Seller shall notify Purchaser within ten (10) days after receipt of such notice whether Seller will attempt to cure such defects. If Seller elects to cure such defects, then Seller shall be entitled, at its option, to extensions of the Closing Date (hereafter defined) for up to thirty (30) days in the aggregate to attempt to cure such defect(s). If Seller shall have elected to attempt to cure such defects and should Seller not cure such defect(s) regardless of the reason within ten (10) days prior to the Closing Date, or if Seller elects not to cure such defects, then Purchaser shall have the option to close on its purchase of the Premises in accordance with the terms hereof, with no abatement or offset, or to terminate this Contract, in which event the Downpayment, together with interest thereon, shall be returned to Purchaser and the parties shall have no other liability to each other. Purchaser shall have three (3) days following its receipt of an update title commitment (but in no event later than the Closing Date) to notify Seller of any new title defects raised thereby which did not exist at the time of the issuance of the initial title commitment or survey and the provisions above of this Paragraph shall apply in respect of such new title defects.

B. The Premises are sold subject to the following (collectively, the "Permitted Exceptions"):

(1) any matters of record (other than liens or judgments for the payment of money) which do not adversely affect the marketability or insurability of title;

(2) current city, state and county ad valorem taxes not yet due and payable;

(3) easements and rights-of-way for the installation or maintenance of public utilities, streets and sidewalks, such do not interfere with the operation of the Premises;

(4) the rights of tenants, as tenants only, under the apartment leases; and

(5) such other matters, if any, as are not objected to by Purchaser as provided in A above or which are accepted by Purchaser.

Notwithstanding anything in this agreement to the contrary, under no circumstances shall any liens or mortgages or deeds of trust, mechanic’s liens, attachments, liens to secure the payment of income taxes of Seller or Seller’s constituents, or delinquent property taxes against the Property be considered to be Permitted Exceptions and Purchaser’s failure to object to same shall not be deemed to be a waiver by Purchaser.

C. Purchaser agrees to accept a limited warranty deed (or the local equivalent), in form satisfactory for recording, for the sale of the Premises.

6. Acceptance of Deed. The acceptance of the deed by Purchaser shall constitute and be deemed and considered full compliance by Seller of all the terms and conditions of this Contract of Sale on the part of Seller to be performed. It is further expressly agreed that none of the provisions of this Contract of Sale shall survive the delivery and acceptance of the deed, except insofar as may herein otherwise be expressly and specifically provided.

7. Inspections. A. At Purchaser's cost and expense, Purchaser and its advisors shall be permitted to inspect the Premises for structural integrity, compliance with applicable laws, to perform an environmental audit of the Premises, to review the historical and projected financial information relative to the operations of the Premises and any such other matters as Purchaser shall deem significant (the "Inspections"). Purchaser agrees to indemnify and hold harmless Seller from any damage to person or property that may be caused by the Inspections. Purchaser shall not do any invasive testing (i.e. conducting borings) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

B.  Purchaser shall have until 5:00 p.m., CDT on the date which is 45 days after the Effective Date (as hereinafter defined) (the “Due Diligence Period”) in which to conduct the Inspections and to conduct all such other investigations of the Premises as Purchaser desires necessary to determine whether the Premises is suitable and satisfactory to Purchaser. Purchaser may, in Purchaser’s sole discretion and for any reason, terminate this Contract at any time prior to the end of the Due Diligence Period by giving written notice to Seller of such election. In the event Purchaser so terminates this Contract then the Downpayment shall be immediately returned to Purchaser, except for the sum of $100 which shall be retained by Seller as full consideration for the execution of this Contract and the parties shall have no liability to each other.

C. Seller agrees to cooperate, and to cause its property manager to cooperate, with Purchaser in connection with the Inspections referenced above and to provide access to the Premises in connection therewith (subject to the provisions of applicable leases).

8. No Financing Contingency. It is expressly understood and agreed that the obligations of Purchaser hereunder are NOT contingent on Purchaser being able to secure financing for all or any portion of the purchase price.

9. Authorization of Purchaser and Seller. A. Purchaser warrants and represents that it was duly organized and is in good standing in its jurisdiction of organization and that it is in good standing in the State in which the Premises is located. Purchaser warrants and represents that it has the authority to enter into this Contract of Sale and agrees to supply to Seller such information as Seller may require (such as its certificate of incorporation, by-laws and resolutions adopted by its board of directors) to establish to Seller's reasonable satisfaction the accuracy of the warranties and representations contained in this paragraph. Purchaser represents that its signatory is fully authorized to execute and deliver this Contract of Sale on its behalf.

B. Seller warrants and represents that it was duly organized and is in good standing in its jurisdiction of organization and that it is in good standing in the State in which the Premises is located. Seller warrants and represents that it has the authority to enter into this Contract of Sale and agrees to supply to Purchaser such information as Purchaser may require (such as its articles of organization, operating agreement and resolutions adopted by its members) to establish to Purchaser's reasonable satisfaction the accuracy of the warranties and representations contained in this paragraph. Seller represents that its signatory is fully authorized to execute and deliver this Contract of Sale on its behalf.

10. Included Premises. This sale includes all the right, title and interest of Seller in and to all easements, rights of way, privileges, transferrable permits, records, reports, transferrable licenses, appurtenances and rights to the same belonging to and inuring to the benefit of the Premises, supplies, fixtures and articles of personal property (including, but not limited to, machinery, computers, drills and other tools, snow removal equipment, landscaping equipment, and all other personal property located in apartments at the Premises including without limitation (as applicable) air conditioners, dishwashers, refrigerators and stoves) attached to or appurtenant to the Premises or used in connection with the operation of the Premises and owned by Seller. This sale also includes all the right, title and interest of Seller in and to any intangible property associated with the Premises, including, without limitation, building and trade names and all of Seller’s interest in and to any oral or written lease, covering any portion of the Premises.

11. Closing Costs. A. Purchaser shall pay for all of its costs of closing including its own attorney fees and Purchaser shall pay for the transfer taxes, stamps and recording fees and costs (and similar items) in respect of the sale. Seller shall pay for all of its costs of closing including its own attorney fees and Seller shall pay for the cost of Purchaser’s standard title insurance premiums and for the cost of an updated survey certified in favor of Purchaser. The parties shall split the costs, if any, of Escrow Agent for serving as escrow and closing agent for this transaction.

B. Real property taxes, rents, wages, utilities, water/sewer charges and other operating expenses shall be adjusted as of the day before the Closing Date. For delinquent rent not adjusted pursuant to the previous sentence and received after the Closing Date, Purchaser shall be entitled to credit first the month during which the rent is received and then shall apply the balance, if any, to unpaid rent for the immediately preceding month(s) and agrees to send to Seller its prorata share, if any, of such rent. Purchaser agrees to use its good faith efforts to attempt to collect such delinquencies and Seller shall retain its contract rights as against the delinquent tenants for such delinquent rent, but Seller shall have no right to terminate any lease. If the actual taxes or other charges shall not have been set by the Closing Date, the apportionment shall be upon the basis of the tax rate (or other charge) for the previous year applied to the latest assessed valuation and such taxes shall be reprorated once the final tax bills for the year of Closing are available. Seller shall be responsible to pay the installments of any special assessments that are due and payable through the Closing Date and the Purchaser shall be responsible for the installments for the periods following the Closing Date.

12. Closing Date. A. The parties agree that the closing (the "Closing") shall occur on or before thirty (30) days following the expiration of the Due Diligence Period (the "Closing Date"). The Closing shall take place in escrow through the offices of Escrow Agent.

B. Notwithstanding anything contained in this Contract of Sale to the contrary it is understood and agreed that in the event of any default on the part of Purchaser, Seller agrees to look solely to the Downpayment in accordance with the terms hereof as its liquidated damages and waives any claim for specific performance or any other claim either against the Purchaser or against any person disclosed or undisclosed. In the event Seller shall default hereunder (or in the event of any claim of Purchaser against Seller related to this Contract of Sale or the Premises other than a breach of any representations, warranties or agreement which should survive the Closing), except as specifically set forth herein, Purchaser's sole right shall be to either recover its Downpayment with interest thereon or to seek specific performance of this Contract of Sale, with it being understood that Seller shall in no event be liable for consequential or other monetary damages in respect of this Contract of Sale, the Premises or the transaction contemplated hereby. Seller and Purchaser acknowledge that the amount of damages of Seller occasioned by a default of Purchaser hereunder would be difficult or impossible to accurately predict and Seller and Purchaser, after consultation with counsel of their own choosing, agree that the liquidated damages provided for in this paragraph are reasonable sums to be used as liquidated damages. In connection with any obligations which are specifically agreed herein to survive the Closing, a party may be entitled to monetary damages from the other, but shall not be entitled to any special or consequential damages.

13. Closing Documents. A. Seller agrees to execute and deliver to Purchaser on the Closing Date all documents, in form reasonably satisfactory to Purchaser, necessary to effectuate the provisions hereof including, without limitation:

a. The deed.

b. An assignment and assumption of leases, together with appropriate indemnifications, together with an assignment of the security deposits, if any, held in respect of the leases as listed on the then rent roll.

c. A notice of sale to the tenants, if any, of the Premises directing the tenants to make all further rent payments to Purchaser as Purchaser may direct.

d. The original lease and property files and keys in Seller's possession.

e. An affidavit pursuant to Section 1445 of the Internal Revenue Code, as amended.

f. A bill of sale covering all personal property and intangible property referred to in Section 10 hereof.

g. Such other documents that shall reasonably be required to consummate the transactions herein contemplated, including an Owner’s Affidavit in such form as may be required by the title company in order to allow them to remove the related standard exceptions from the title policy.

B. Purchaser agrees to execute and deliver to Seller on the Closing Date all documents, in form reasonably satisfactory to Seller, necessary to effectuate the provisions hereof including, without limitation:

a. The balance of the cash portion of the purchase price referred to hereinabove.

b. The assignment and assumption of the leases, together with appropriate indemnifications.

c. Such other documents that shall reasonably be required to consummate the transactions herein contemplated.

14. Pre-Closing Obligations of Seller. Between the date hereof and the Closing Date, Seller shall:

a. Keep the Premises and all parts thereof in the same state of repair and condition as they are currently in (including making ordinary repairs and replacements) reasonable wear and tear excepted; provided that nothing in this Contract shall require Seller to expend more than $10,000.00 in the aggregate on repairs and/or replacements to the Premises. Seller shall promptly notify Purchaser of any repairs or replacements which exceed the $10,000 limitation as set forth above, and which Seller does not intend to complete; Purchaser shall then have 10 days from such notification within which to terminate this Contract if it so chooses and receive an immediate refund of the Downpayment.

b. Not apply all or any part of the security deposit of any tenant, to the extent Seller shall have any, unless such tenant's lease has terminated and such tenant has vacated the Premises.

c. Not withdraw, settle or compromise any reduction proceeding affecting real estate taxes assessed against the Premises without the prior consent of Purchaser which consent shall not be unreasonably withheld or delayed. Any future refunds and fees of counsel shall be prorated between Purchaser and Seller as of the Closing Date. This Paragraph 14(c) shall survive the Closing and the delivery of the deed.

d. Not remove from the Premises any fixture, equipment or personal property included in this sale unless the same is replaced with items of at least equal value prior to the Closing Date.

e. Subject to the leases for the Premises, permit Purchaser or its representatives access to the Premises upon reasonable prior notice and at reasonable times.

f. Seller will not alter, amend or modify the terms and provisions of any leases, or, enter into new tenant leases with a term in excess of twelve (12) months, or at rental rates below those set forth in the rent roll, without the prior written approval of Purchaser.

g. Seller will not grant or purport to create to any third party any interest in the Premises or any part thereof or further encumber the Premises without the prior written approval of the Purchaser.

h. Seller will not enter into any maintenance, management or other service contracts without the prior written approval of Purchaser.

i. Seller will cause fire and extended coverage insurance relating to the Premises to be maintained in full force and effect at an amount no less than the full replacement cost of the Premises.

j. Seller will promptly notify Purchaser in writing of any violation, alleged violation or anticipated violation, or any law, regulation, ordinance, order or other requirement of any governmental authority having jurisdiction over or affecting the Premises, or any part thereof, of which it is notified.

k. Seller will not, without the prior written consent of Purchaser, permit any structural modifications or additions to the Premises.

l. Seller shall not execute an assignment of any of the tenant leases or an assignment of any rent accruing under a tenant lease.

m. Seller shall continue to maintain, operate and manage the Premises in the same manner that Seller has heretofore maintained and operated the Premises, and shall use good faith efforts to preserve for Purchaser the relationships of Seller and tenants.

15. Condemnation. A. As of the date hereof, Seller has no knowledge of any pending or contemplated condemnation proceedings affecting the Premises or any part thereof.

B. If prior to the Closing, all of the Premises shall be taken by condemnation, eminent domain or deed in lieu thereof, this Contract of Sale shall be automatically terminated, the Downpayment together with any interest thereon shall be returned to Purchaser and thereupon neither party shall have any further liability or obligation to the other. If prior to the Closing Date, a portion, but less than all, of the Premises shall be taken by condemnation, eminent domain or deed in lieu thereof, which shall have a material, adverse financial impact on the value or use of the Premises then Purchaser may, at Purchaser’s option, terminate this Contract of Sale by sending written notice thereof to Seller within thirty (30) days of such condemnation or other taking, in which event the Downpayment and the interest thereon shall be returned to Purchaser and thereupon neither party shall have any further liability or obligations to the other. If this Contract of Sale is not terminated as provided above Purchaser shall (a) accept title to the Premises subject to the condemnation or other taking, and (b) pay in full the purchase price and on the Closing Date the net proceeds of the award or payment (after payment of all actual collection costs) shall be assigned by Seller to Purchaser and net monies theretofore received by Seller in connection with such condemnation or other taking shall be paid over to Purchaser or allowed as a credit against the purchase price hereunder (unless previously used by Seller in connection with the repair of the Premises in connection therewith). This Paragraph shall govern to the extent inconsistent with any applicable law.

16. Casualty. The risk of loss or damage or destruction to the Premises by fire or other casualty is assumed by Seller until the Closing, but, except as specifically set forth in this Paragraph, Seller shall not be obligated to repair or replace any such loss or damage. In the event of fire or other casualty, Seller shall have thirty (30) days to notify Purchaser whether it intends to rebuild the Premises, but if Seller shall fail to notify Purchaser of its election within such thirty (30) day period Seller shall be deemed to have elected not to rebuild. If Seller elects (or is deemed to have elected) not to repair or replace any such loss or damage to the Premises then Purchaser shall have the option of declaring this Contract of Sale terminated within thirty (30) days of Seller's election not to rebuild, in which event Seller or Purchaser shall instruct Escrow Agent to refund to Purchaser, with the interest earned thereon, the Downpayment whereupon this Contract of Sale and all rights of Purchaser hereunder and to the Premises shall terminate and neither Seller nor Purchaser shall have any further claim against the other; provided that if neither party shall have elected to terminate this Contract as aforesaid then Purchaser shall close title in accordance with this Contract and pay in full the Purchase Price, without any abatement thereof or claim against Seller for such loss or damage, and accepting an assignment, without recourse, of Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies, if any, together with any payments under such policies made to Seller prior to the Closing not expended to repair or replace such loss, damage or destruction and Seller shall credit to Purchaser the amount of any insurance deductible. If Seller elects to repair or replace any such loss or damage, Seller shall be entitled to reasonable adjournments of the Closing Date in which to perform the work, not exceeding one hundred twenty (120) days in the aggregate. If Seller elects to repair or replace any such loss or damage to the Premises and if such loss or damage is not repaired (substantial completion thereof) prior to the Closing Date, as adjourned by Seller pursuant to this Paragraph, Purchaser shall have the option of: (a) declaring this Contract of Sale terminated, in which event Seller or Purchaser shall instruct Escrow Agent to refund to Purchaser, with the interest earned thereon, the Downpayment whereupon this Contract of Sale and all rights of Purchaser hereunder and to the Premises shall terminate and neither Seller nor Purchaser shall have any further claim against the other or (b) closing title in accordance with this Contract of Sale and paying in full the Purchase Price, without any abatement thereof or claim against Seller for such loss or damage, and accepting an assignment, without recourse, of Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies for work not yet completed, together with any payments under such policies made to Seller prior to the Closing not expended to repair or replace such loss, damage or destruction; provided that if Purchaser shall have failed to timely make an election it shall be deemed to have chosen (b) above. Notwithstanding the foregoing, if the cost of the repairs and replacements is less than $25,000, as determined by an independent third party professional chosen by Seller and acting reasonably, Purchaser shall close title with a credit against the purchase price in such amount which shall not exceed $25,000 and Seller shall retain the rights to the insurance proceeds, if any, in respect of such casualty. This Paragraph shall govern to the extent inconsistent with any applicable law.

17. Assignment. Purchaser will not, without the prior written consent of Seller (which consent may be withheld in Seller's absolute discretion), sell, assign or transfer its interest in this Contract of Sale. The sale of more than a 25% interest in Purchaser (if Purchaser shall be other than a natural person) shall be deemed an assignment requiring the consent of Seller as set forth in the preceding sentence. Notwithstanding the foregoing, Purchaser shall be permitted to assign this Contract to a corporation, partnership or other entity which is beneficially owned in whole or in part by William H. Freeman, James A. Webb, III and/or Kent A. Burns. Any purported assignment of this Contract of Sale in violation of this Paragraph 17 shall be ineffective and void ab initio.

18. Brokers. Purchaser and Seller each represents and warrants that, except for CB Richard Ellis, Inc. (“Broker"): (i) it has not dealt with any broker in respect of the sale of the Premises to Purchaser and (ii) no broker brought the Premises to the attention of the Purchaser or was otherwise involved in the Purchaser's interest in the Premises. Seller agrees to compensate Broker as per a separate agreement. Each party shall indemnify, defend and hold harmless the other for any claims which would constitute a breach of the foregoing representations and warranties. The provisions of this Paragraph shall survive the Closing and the delivery of the deed or the other termination of this Contract of Sale.

19. -Section 1031 Tax Deferred Exchange. At the option of either Seller or Purchaser, each party agrees to cooperate with the other to qualify this transaction as a like-kind exchange of property described in Section 1031 of the Internal Revenue Code of 1986, as amended. Seller and Purchaser further agree to consent to the assignment of this Contract of Sale to a "Qualified Intermediary" and/or take such other action reasonably necessary to qualify this transaction as a like-kind exchange provided that (i) such exchange shall be at the cost and expense of the requesting party, (ii) the other party shall incur no liability as a result of such exchange and (iii) no such assignment of this Contract of Sale shall relieve the requesting party of its obligations under this Contract of Sale and the requesting party shall remain liable for the performance of its obligations hereunder including, without limitation, the representations, warranties, and covenants given by it under this Contract of Sale.

20. OFAC Matters. Each of Seller and Purchaser represent, warrant and agree as follows as applicable to each of them:

A. Seller and Purchaser, and all direct or to their knowledge indirect beneficial owners of Seller and Purchaser, are in compliance with all laws, statutes, orders, legislation, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons (as hereinafter defined), including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other laws, statutes, rules, regulations, legislation, or orders are collectively called the “Orders”). For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto; and

B. Neither Seller nor Purchaser nor any of the direct or to their knowledge indirect beneficial owners of Seller nor Purchaser:

1. is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

2. has been determined by competent authority to be subject to the prohibitions contained in the Orders;

3. is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

4. shall transfer or permit the transfer of any interest in Seller or such parties to any Person who is, or whose beneficial owners are, listed on the Lists; or

5. shall assign this Contract of Sale or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities (or to a Person in which a Person who is listed on the Lists or who is engaged in illegal activities has any beneficial interest).

This Section 20 shall survive the Closing.

21. Miscellaneous. A. If either party shall be required to employ an attorney to enforce or defend the rights of such party related to this transaction or the Premises, the prevailing party shall be entitled to recover reasonable attorneys' fees. This paragraph shall survive the Closing or earlier termination of this Contract of Sale.

B. This Contract of Sale contains the complete agreement between the parties, supersedes all prior agreements (oral or written) and no term hereof may be waived or amended except by the written agreement of the party to be charged by such waiver or amendment. This Contract of Sale has been negotiated and shall not be construed against its drafter. The parties agree that there are no oral agreements, understandings, representations or warranties which are not expressly set forth herein.

C. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or sent by United States registered or certified mail, return receipt requested, or sent by Federal Express, United Parcel Service or other reputable overnight delivery service, to Seller (for the attention of Jeffrey A. Gould) at its address set forth above with a copy to Mark H. Lundy, TRB Chattanooga LLC, 60 Cutter Mill Road, Great Neck, New York 11021 and with a copy to Marc T. McNamee, Esq., Neal and Harwell, PLC, Suite 2000, One Nashville Place, 150 4th Avenue North, Nashville, Tennessee 37219-2498 or at such other addresses as it may designate by notice hereunder and to Purchaser at its address set forth above (for the attention of Kent A. Burns) with a copy to Jack F. King, Jr., Esq., Miller & Marin PLLC, 150 4th Avenue North, Nashville, Tennessee, or at such other addresses as it may designate by notice hereunder. The address for Escrow Agent is 315 Deaderick Street, Suite 2055, Nashville, Tennessee 37238.

D. The respective attorneys for Seller and Purchaser are authorized to give and receive any notices required or permitted to be sent hereunder and are permitted to agree on adjournments of the Closing Date.

E. This Contract of Sale shall not be binding until executed and delivered by Seller and Purchaser. Once fully executed and delivered, this Contract of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

F. This Contract of Sale shall be governed by and construed in accordance with the laws of the State in which the Premises is located.

G. Purchaser agrees to make the checks or wire payments for the Purchase Price to such parties as Seller shall direct.

H. If any provision hereof shall be deemed unenforceable, the remaining terms of this Contract of Sale shall be unaffected thereby and shall remain in full force and effect.

I. The headings herein are for reference purposes only and shall not be deemed to affect the interpretation of this Contract of Sale.

J. SELLER AND PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS THAT EITHER MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY DISPUTE CONCERNING THIS CONTRACT OF SALE OR THE PREMISES.

K. Each of Seller and Purchaser expressly understands and agrees and acknowledges that neither party would have entered this Contract of Sale without the express provisions of this Subparagraph K. Notwithstanding anything to the contrary set forth in this Contract of Sale, in no event shall either party ever be liable to the other party for consequential, compensatory or any other monetary damages in respect of this Contract of Sale, the Premises or the transaction contemplated hereby, except in connection with any claims arising out of those obligations set forth herein that specifically survive Closing. In connection with any obligations which are specifically agreed herein to survive Closing, the parties agree that a party may be entitled to monetary damages from the other, but shall not be entitled to any special or consequential damages.. In addition, each party hereby agrees that in no event shall either party make or bring any claim for any matter whatsoever against any member, shareholder, partner, officer, director, trustee, employee, agent, representative or counsel of or for the other party. Each party acknowledges that it agrees to this Subparagraph K and that it has consulted with counsel of its own choosing in so agreeing. This Subparagraph shall survive the Closing or earlier termination of this Contract of Sale.

L. Purchaser understands and agrees that it shall not be permitted to record this Contract or a memorandum hereof and any breach of this provision shall constitute a default by Purchaser under this Contract in which event Seller shall be entitled to the Downpayment, this Contract shall be terminated and Seller shall (notwithstanding any other provisions of this Contract) be entitled to such remedies as are available in law or equity.

M. Time is of the essence in this Contract.

N. For the purpose of this agreement, all references to the Effective Date shall mean the latest date upon which the Seller or Purchaser executes this agreement. In the event any time period specified in this agreement expires on a Saturday, Sunday or banking holiday, then the time period so expiring shall be extended to expire on the next business day.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Contract of Sale as of the date first hereinabove written.

Date Signed: ______________________	TRB CHATTANOOGA LLC, as Seller
Tax ID # ________________________

By:_______________________________
Mark H. Lundy
Senior Vice President of the sole member

Date Signed: _____________________	FREEMAN WEBB INVESTMENTS, INC., as
Tax ID #________________________	Purchaser

By:_______________________________
Kent A. Burns
President

First American Title Insurance Company, solely in its capacity as Escrow Agent

By:_______________________________
Name:_____________________________
Title:_____________________________

EXHIBIT A

Legal Description

EXHIBIT B

Rent Roll

EXHIBIT C

Delinquency List

EXHIBIT D

Employees